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Exhibit 10.23

EXECUTIVE TRANSFER
AND REPURCHASE AGREEMENT
(Dennis M. Lindahl)

        THIS EXECUTIVE TRANSFER AND REPURCHASE AGREEMENT (this "Agreement") is entered into as of February 2, 2004, by and between Gander Mountain Company, a Minnesota corporation (the "Company"), and Dennis M. Lindahl, a resident of the State of Minnesota ("Executive"). Any reference in this Agreement to the "Company" shall also include the Company's predecessor entity, Gander Mountain Company, a Delaware corporation, which was merged with and into the Company effective January 29, 2004.

RECITALS:

        A.    Executive is the Executive Vice President, Chief Financial Officer and Secretary of the Company.

        B.    Simultaneously with the execution and delivery of this Agreement, Executive is receiving from the Company an Option (the "Option") to purchase 2,929 shares of Class B Nonvoting Common Stock, $.01 par value (the "Option Shares") of the Company. The Option is being granted to Executive pursuant to an Option Agreement being entered into as of February 2, 2004, between the Company and the Executive (the "Option Agreement").

        C.    Pursuant to Section 9 of the Option Agreement, as a condition to receiving the Option, Executive is being required to execute and deliver this Agreement. As provided in Section 10.10 of this Agreement, if and when Executive acquires Option Shares pursuant to the Option Agreement, such Option Shares will automatically become subject to this Agreement without any further action by the Company or Executive.

        D.    Executive also currently owns 1,117 shares of Class B Nonvoting Common Stock, $.01 par value (the "Owned Shares," and together with the Option Shares, and any securities into which or for which any such Option Shares or Owned Shares shall have been converted or exchanged pursuant to their terms or pursuant to any recapitalization, reorganization or merger of the Company, the "Executive Shares"). The Owned Shares are currently subject to an Amended and Restated Consultant Transfer and Repurchase Agreement dated as of December 31, 2000 between the Company and Executive (the "12/31/00 Agreement").

        E.    This Agreement is intended by the Company and Executive to amend, restate and supersede in its entirety the 12/31/00 Agreement. As a result, the Option Shares and the Owned Shares will be subject to this Agreement as Executive Shares.

        F.     Capitalized terms used in this Agreement and not otherwise defined herein are defined in Article VII hereof.

AGREEMENT

        NOW THEREFORE, in consideration of the premises and of the mutual covenants and undertakings stated herein, the Executive and the Company hereby agree as follows:

ARTICLE I

PURCHASES BY THE COMPANY
UPON EXECUTIVE'S DEATH, DISABILITY
OR OTHER TERMINATION OF EMPLOYMENT

        1.1    Death.

  (a)
  If Executive shall die at any time and, within two hundred forty (240) days after Executive's death, Executive's Personal Representative shall request in writing that the Company purchase all of the Executive Shares, then the Company, to the extent permitted by Sections 3.1 and 3.2 hereof, shall purchase from such estate or the beneficiaries thereof all of the Executive Shares on the terms and conditions hereinafter provided.

  (b)
  If Executive shall die at any time, then during the Company Option Period, the Company shall have the right and option (but not any obligation) to purchase all or any part of the Executive Shares on the terms and conditions hereinafter provided. The Company shall exercise such option by giving written notice of such exercise to Executive's Personal Representative or the beneficiaries of Executive's estate, as the case may be, within the Company Option Period.

  (c)
  The purchase price for any Executive Shares purchased under Section 1.1(a) or (b) above shall be the Fair Market Value Per Share, payable as provided in Article V hereof.

        1.2    Disability.

  (a)
  If Executive's employment shall be terminated due to Disability, and, within one hundred twenty (120) days thereafter, Executive or Executive's Personal Representative shall request in writing that the Company purchase all of the Executive Shares, then the Company, to the extent permitted by Sections 3.1 and 3.2 hereof, shall purchase from Executive or Executive's Personal Representative all of the Executive Shares on the terms and conditions hereinafter provided.

  (b)
  If Executive's employment shall be terminated at any time due to Disability, then during the Company Option Period, the Company shall have the right and option (but not any obligation) to purchase all or any part of the Executive Shares on the terms and conditions hereinafter provided. The Company shall exercise such option by giving written notice of such exercise to Executive or his Personal Representative, as the case may be, within the option period.

  (c)
  The purchase price for any Executive Shares purchased under Section 1.2(a) or (b) above shall be the Fair Market Value Per Share, payable as provided in Article V hereof.

        1.3    Termination of Employment (Other than Death or Disability).

  (a)
  If at any time Executive's employment shall be terminated by the Company without Cause and, within one hundred twenty (120) days thereafter, Executive shall request in writing that the Company purchase all of the Executive Shares, then the Company, to the extent permitted by Sections 3.1 and 3.2 hereof, shall purchase from Executive all of the Executive Shares on the terms and conditions hereinafter provided.

  (b)
  If Executive's employment with the Company is terminated for any reason (other than as a result of Executive's death or Disability), whether voluntarily or involuntarily or with or without Cause, then during the Company Option Period, the Company shall have the right and option (but not any obligation) to purchase all or any part of the Executive Shares on the terms and conditions hereinafter provided. The Company shall exercise such option by giving written notice of such exercise to Executive within the Company Option Period.

  (c)
  Except as provided in the next sentence, the purchase price for any Executive Shares purchased under Section 1.3(a) or (b) above shall be the Fair Market Value Per Share, payable as provided in Article V hereof. If Executive's employment with the Company is terminated by the Company for Cause, the purchase price for any Executive Shares under Section 1.3(b) shall instead be the Cost Per Share.

ARTICLE II
PURCHASES BY THE COMPANY
AFTER FIFTH ANNIVERSARY

        At any time on or after the Fifth Anniversary, if (a) Executive shall request in writing that the Company purchase all or any part of the Executive Shares and (b) no Liquidity Event has occurred, then the Company, to the extent permitted by Sections 3.1 and 3.2 hereof, shall purchase from Executive such number of the Executive Shares as are covered by Executive's request. The purchase price for any Executive Shares covered by such request shall be the Fair Market Value Per Share, payable as provided in Article V hereof.

ARTICLE III
LEGAL INABILITY TO PURCHASE;
LIMITATION ON COMPANY'S ABILITY TO PURCHASE

        3.1    Legal Inability to Purchase.    If (a) the Company has been requested pursuant to Section 1.1(a) (Death), 1.2(a) (Disability), 1.3(a) (Other Termination of Employment) or Article II (After Fifth Anniversary) to purchase Executive Shares, and (b) after giving effect to any such purchase of Executive Shares the Company would be in Violation, then (i) the Company shall be obligated pursuant to Section 1.1(a), 1.2(a), 1.3(a) or Article II to purchase only the number of the Executive Shares, if any, that may be purchased without causing such a Violation and (ii) the Company's obligation to purchase the remainder of such Executive Shares pursuant to Section 1.1(a), 1.2(a), 1.3(a) or Article II shall automatically terminate.

        3.2    Limitations on Company's Ability to Purchase.    If (a) the Company has been requested pursuant to Section 1.1(a) (Death), 1.2(a) (Disability), 1.3(a) (Other Termination of Employment) or Article II (After Fifth Anniversary) to purchase the Executive Shares, and (b) the purchase of such Executive Shares would create any Constraining Circumstance under any Loan Agreement, then (i) the Company shall be obligated pursuant to Section 1.1(a), 1.2(a), 1.3(a) or Article II to purchase only the number of Executive Shares, if any, that may be purchased without creating any such Constraining Circumstance and (ii) the Company's obligation to purchase the remainder of Executive Shares shall automatically terminate.

ARTICLE IV
TRANSFER RESTRICTION; OPTIONAL PURCHASES BY THE COMPANY
UPON TRANSFER BY LEGAL PROCESS OR BANKRUPTCY OF EXECUTIVE

        4.1    Restriction on Transfer.    Executive shall not sell, transfer, assign, give or otherwise dispose of or encumber the Executive Shares or any part thereof, whether voluntarily, by operation of law, or otherwise, other than (i) in a Public Offering, (ii) in an Open Market Transaction, (iii) as part of a transfer or sale of all of the outstanding equity interests of the Company, or (iv) to Executive's Personal Representative or the beneficiaries of Executive's estate.

        4.2    Transfer by Legal Process.

  (a)
  Upon any involuntary transfer of all or any part of the Executive Shares pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, divorce decree or other legal process (other than a transfer upon Executive's death or Disability to Executive's Personal Representative or the beneficiaries of Executive's estate, provided that the transferee(s) comply with Section 9.3 of this Agreement), the transferee(s) of such acquired Executive Shares or any successor in title to such Executive Shares shall offer such Executive Shares for sale to the Company. Such offer shall be made in writing and shall disclose the terms and conditions of the acquisition of such Executive Shares by the transferee(s) of, or the successor(s) in title to, such Executive Shares.

  (b)
  In the case of an offer under Section 4.2(a), the Company shall have the option to purchase all or any part of the Executive Shares offered by the transferee(s) or successor(s) in title to such Executive Shares either (x) at the price and on the terms and conditions under which such Executive Shares were acquired by the transferee(s) or successor(s) in title to the Executive Shares or (y) if the Company so elects, at a price equal to the Fair Market Value Per Share, payable as provided in Article V hereof. Such option shall be exercisable for a period ending on the later to occur of (i) the 90th day after receipt of such offer and (ii) the 30th day after determination of the Fair Market Value Per Share. The election by the Company as to the alternative methods of purchase provided for in this Section 4.2(b) shall be made within such option period.

        4.3    Bankruptcy.    If an order for relief is entered in any bankruptcy or insolvency proceeding in which Executive is the debtor, the Company shall have the option to purchase all or any part of the Executive Shares at a price equal to the Fair Market Value Per Share, payable as provided in Article V hereof. Such option shall be exercisable by the Company for a period ending on the later to occur of (a) the 90th day after the entering of such order or (b) the 30th day after determination of the Fair Market Value Per Share.

        4.4    Exercise of Option.    The exercise of any option pursuant to this Article IV shall be made by the Company mailing written notice of exercise to Executive or Executive's Personal Representative, transferee(s) or successor(s) in title, as the case may be, within the applicable option period.

ARTICLE V
MANNER OF PURCHASE

        5.1    General.    Except as provided in Section 5.2 below, the purchase price for Executive Shares purchased by the Company pursuant to Article I, II or IV hereof will be paid as follows:

  (a)
  if the purchase price is no more than one million dollars ($1,000,000), then the purchase price shall be paid in cash; and

  (b)
  if the purchase price exceeds one million dollars ($1,000,000), then $1,000,000 shall be paid in cash, and the balance of the purchase price shall be paid in five (5) equal annual installments of twenty percent (20%) of the remaining balance of the purchase price, commencing on the first anniversary of the date of purchase and then on each of the next four anniversary dates, with interest at a rate equal to 1% over the Applicable Federal Rate in effect on the date of the purchase, until paid; provided that the Company may elect to pay up to 100% of the purchase price in cash on the date of purchase, and any balance of the purchase price may be prepaid by the Company at any time, without penalty.

        5.2    Purchase Pursuant to Section 4.2.    If and to the extent that such Executive Shares are being purchased by the Company pursuant to the exercise of an option under Section 4.2, and the Company has elected to purchase such Executive Shares at other than the price otherwise applicable pursuant to Article IV, then such Executive Shares shall be purchased as provided in Section 4.2(b).

ARTICLE VI
TENDER

        The purchase price for any Executive Shares purchased by the Company pursuant to Article I, II or IV hereof shall be tendered by the Company to the person entitled thereto as follows:

  (i)
  in the case of Executive Shares required to be purchased by the Company under Section 1.1(a) (Death), 1.2(a) (Disability) or 1.3(a) (Other Termination of Employment), within sixty (60) days after receipt of the written request from the deceased or Disabled Executive or Executive's Personal Representative that such Executive Shares be repurchased; or

  (ii)
  in the case of Executive Shares being purchased pursuant to the exercise of an option under any other Section of this Agreement, within sixty (60) days after expiration of the applicable option period.

Simultaneously with the payment of such purchase price, Executive, or Executive's Personal Representative, beneficiaries, transferee(s) or successor(s) in title shall deliver any assignments or other documents reasonably requested by the Company to evidence such transfer of ownership, including without limitation any certificate or certificates representing such Executive Shares, duly endorsed in blank, for transfer of record upon the books of the Company (accompanied, in the case of purchase from an estate or legal representative, by a duly certified copy of authority).

ARTICLE VII
DEFINITIONS

        "Applicable Federal Rate" means, as of any date, the applicable federal mid-term rate in effect on such date, as such term is defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended.

        "Bona Fide Public Market" means any trading market for common stock of the Company that, in the reasonable judgment of the Board of Directors of the Company, provides a reasonable degree of liquidity for holder(s) of Executive Shares.

        "Cause" means the termination of Executive's employment for any of the following reasons: (i) an act or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company; (ii) unlawful conduct or gross misconduct that is willful and deliberate on Executive's part and that, in either event, is materially injurious to the Company; (iii) the conviction of Executive of a felony; (iv) material and deliberate failure of Executive to perform his duties and responsibilities hereunder or to satisfy his obligations as an officer or employee of the Company, which failure has not been cured by Executive within 15 days after written notice thereof to Executive from the Company; or (v) material breach of any terms and conditions of this Agreement by Executive not caused by the Company, which breach has not been cured by Executive within ten days after written notice thereof to Executive from the Company.

        "Company" means Gander Mountain Company, a Minnesota corporation, and its predecessor entity, Gander Mountain Company, a Delaware corporation, and any successor thereto.

        "Company Option Period" means a period commencing on the date of death or date of termination of the employment, as the case may be, and ending on the later to occur of (a) the 120th day following death or termination of employment, as the case may be, or (b) the 30th day after the determination of the price to be paid for the Executive Shares; provided, however, that if Executive or Executive's Personal Representative has an option under 1.1(a) (Death), 1.2(a) (Disability), or 1.3(a) (Other Termination of Employment) hereof, then the Company Option Period shall not commence until the expiration of such option and shall be extended for a corresponding period of time.

        "Constraining Circumstance" means, with respect to any proposed purchase of Executive Shares by the Company, any noncompliance in any respect with any Loan Agreement (including, without limitation, any covenant directly prohibiting such purchase), or any circumstance that, with or without the giving of notice or the lapse of time, or both, would be a default or event of default under any Loan Agreement.

        "Cost Per Share" means (a) in the case of an Owned Share, the proportionate principal amount of the Purchase Note attributable to the purchase of an Owned Share (without taking into account any interest paid or payable under the Purchase Note), and (b) in the case of an Option Share, the purchase price for such Option Share as stated in the applicable stock option agreement resulting in the issuance of such Option Share.

        "Disability" means the inability of Executive to perform on a full-time basis the duties and responsibilities of Executive's position by reason of Executive's illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of one hundred eighty (180) days or more. A period of inability shall be "uninterrupted" unless and until Executive returns to full-time work for a continuous period of at least thirty (30) days.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Executive" means Dennis M. Lindahl, a resident of the State of Minnesota.

        "Executive Shares" has the meaning set forth in Recital paragraph D. hereof.

        "Fair Market Value Per Share" means the price upon which Executive or Executive's Personal Representative (or Executive's transferee or successor in title or interest, in the case of an involuntary transfer) and the Company shall agree or, in the absence of such agreement within fifteen (15) days after the valid exercise of an option hereunder, the fair market value of the subject Executive Shares, as determined by appraisal, as of the date of exercise of such option in accordance with the following procedure. If an appraisal is required pursuant hereto, then on or before the fifth (5th)day following the expiration of such fifteen (15) day period, the Company and the party selling the Executive Shares (the "Selling Party") shall mutually agree on an appraiser or, if they cannot agree on a single appraiser, each of the Company and the Selling Party shall designate one appraiser and deliver written notice of such designation to the other party, and the two parties so designated shall, within five (5) days after their designation, jointly designate a third appraiser and deliver notice of such designation to the Company and the Selling Party, or, if they are unable to agree, to the fullest extent permitted by law such third appraiser shall, upon the petition of either the Company or the Selling Party, be designated by the Chief Judge of the District Court for Hennepin County. All appraisers shall be experienced in the valuation of businesses. Such appraisers shall determine such fair market value as the amount that the holder of the subject Executive Shares would receive with respect to such Executive Shares if the Company were completely liquidated following a sale of the Company at the price at which a willing buyer, being under no compulsion to buy, would pay for the Company, and which a willing seller, being under no compulsion to sell, would accept for the Company, taking into account the class of the subject Executive Shares and the provisions of Company's Articles of Incorporation regarding the rights and preferences of the Company's equity securities. The appraised value shall reflect the value of the Company on a going concern basis, assuming that the Company was sold without any pressures on the

Company to complete the sale, but shall exclude the value attributable to any life insurance policies and disability buy-out policies held by the Company. The appraisers shall accomplish their appraisal under such rules and procedures as they may reasonably establish or otherwise in accordance with the rules of the American Arbitration Association, and the Company and the Selling Party shall cooperate with such appraisers to the fullest extent. Where more than one appraiser is selected, the applicable fair market value shall be the appraised value selected by a majority of the appraisers or if no such value is selected by such a majority, the appraised value which is neither the highest nor the lowest. The appraiser(s) shall give written notice of the appraised value to the Company and the Selling Party. The fees and expenses of the appraisers shall be paid one-half (1/2) by the Company and one-half (1/2) by the Selling Party. Notwithstanding the foregoing, if and so long as a Bona Fide Public Market exists, "Fair Market Value Per Share" means the price per Executive Share in such market as of the relevant date.

        "Fifth Anniversary" means February 2, 2009.

        "Liquidity Event" means any of the following events:

  (i)
  a dissolution or liquidation of the Company (other than as a result of the conversion of the Company into a different form of legal entity besides the Company as, a corporation);

  (ii)
  a sale of all of the outstanding equity interests of the Company;

  (iii)
  a sale of all or substantially all of the assets of the Company;

  (iv)
  the occurrence of a Qualified Public Offering; or

  (v)
  any other event (as determined in the reasonable judgment of the Company's Board of Directors) that generates liquidity for the holder(s) of Executive Shares.

        "Loan Agreement" means any present or future agreement of the Company with any bank, trust company, insurance company or other financial institution relating to indebtedness of the Company.

        "Open Market Transaction" means an open market transaction at such time as there exists a Bona Fide Public Market for the equity interests of the Company, such open market transaction being pursuant to a registration statement filed under the Securities Act, or pursuant to Rule 144 (or any successor rule, which shall not be deemed to include Rule 144A) under the Securities Act.

        "Option" has the meaning set forth in Recital paragraph B. hereof.

        "Option Agreement" has the meaning set forth in Recital paragraph B. hereof.

        "Option Shares" has the meaning set forth in Recital paragraph B. hereof.

        "Owned Shares" has the meaning set forth in Recital paragraph D. hereof.

        "Personal Representative" means the successor or legal representative (including, without limitation, a guardian, executor, administrator or conservator) of Executive if he is deceased or incompetent.

        "Public Offering" means a bona fide underwritten public offering of equity interests of the Company pursuant to an effective registration statement filed under the Securities Act.

        "Purchase Note" means that certain Second Amended and Restated 6.13% Note due 2007 dated as of January 30, 2004, to be effective as of November 25, 2003, in the original principal amount of $300,000 issued by Executive in favor of the Company.

        "Qualified Public Offering" means the Company's Public Offering covering the offer and sale of equity interests of the Company in which not less than $25,000,000 of gross proceeds from such Public Offering are received by the Company for the account of the Company.

        "Registrable Securities" has the meaning set forth in Section 9.3 hereof.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Violation" means any violation of the Company's Articles of Incorporation, By-Laws, or any law, statute, rule, regulation, policy, guideline, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their property, including without limitation the Minnesota Business Corporation Act.

ARTICLE VIII
ENDORSEMENT AND CONSENT TO AGREEMENT

        8.1    Agreement Regarding Transfer Restrictions; Legend on Certificate(s).    Executive agrees not to sell, assign, transfer or otherwise dispose of Executive Shares unless (a) a registration statement relating thereto has been duly filed and become effective under the Securities Act, and any applicable state securities statute, or unless in the opinion of counsel satisfactory to the Company no such registration is required under the circumstances and (b) such sale, assignment, transfer or disposition complies with the provisions of the Minnesota Business Corporation Act, the Company's Articles of Incorporation and By-Laws, and this Agreement. Executive also consents to the inscription on the certificate or certificates representing the Executive Shares of the following legends:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SHARES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING, OR OTHERWISE SATISFIES ITSELF, THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER SUCH LAWS.

          THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED WITHOUT COMPLYING WITH THE EXECUTIVE TRANSFER AND REPURCHASE AGREEMENT BETWEEN DENNIS M. LINDAHL AND THE COMPANY ENTERED INTO AS OF FEBRUARY 2, 2004. AS CURRENTLY IN EFFECT OR AS HEREAFTER AMENDED (THE "TRANSFER AND REPURCHASE AGREEMENT"). A COPY OF THE TRANSFER AND REPURCHASE AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY."

        8.2    Filing of Agreement.    An executed counterpart of this Agreement shall be put and remain on file at the principal executive office of the Company.

        8.3    Written Consent to Agreement.    No sale, exchange or other transfer of Executive Shares, other than as part of a Public Offering or in an Open Market Transaction, shall be made by Executive or Executive's Personal Representative to any person unless and until such person shall agree in writing to take such Executive Shares subject to, and shall subscribe in writing to the terms and conditions of, this Agreement. Any person who so agrees in writing to take Executive Shares subject to, and subscribes in writing to the terms and conditions of, this Agreement shall be and become Executive for purposes of this Agreement, and shall be entitled to the benefits of, and shall be bound by, the provisions of this Agreement as they relate to Executive.

ARTICLE IX
TERMINATION; PUBLIC OFFERING

        9.1    Termination.    This Agreement shall terminate upon the earlier to occur of (a) the completion of any Liquidity Event or (b) the voluntary written agreement of all parties to this Agreement.

        9.2    Public Offering.    This Agreement shall not be applicable to Executive Shares that have been transferred in a Public Offering or in Open Market Transactions and the purchasers of such Executive Shares in a Public Offering or Open Market Transactions or subsequent transferees of such Executive Shares shall not be deemed to be bound by this Agreement solely by reason of such transfers.

ARTICLE X
MISCELLANEOUS

        10.1    Benefit and Assignment.    This Agreement shall bind and inure to the benefit of the parties hereto, their heirs, legal representatives, successors, permitted transferees and assigns.

        10.2    Effect of Agreement.    Executive acknowledges that Executive's purchase of Executive Shares will not have any effect whatsoever upon Executive's rights, if any, to continued employment with the Company, and that he is not purchasing the Executive Shares with the expectation that such purchase will entitle him to continued employment with the Company.

        10.3    Notices.    Any notice required or permitted to be given by any party upon the other shall be deemed given upon personal delivery to the other party, or two (2) days after deposit in United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

If to Executive:	Dennis M. Lindahl 9219 Hyland Circle Bloomington, MN 55437
If to Company:	Gander Mountain Company Attn: Chief Executive Officer 4567 American Boulevard West Minneapolis, MN 55437
With a copy to:	Gander Mountain Company Attn: Legal Department 4567 American Boulevard West Minneapolis, MN 55437

Any party may change its address for the service of notice by giving written notice of such change to the other party in any manner above specified.

        10.4    Amendment.    No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or Executive unless such modification, amendment or waiver is approved in writing by the Company and Executive. The failure of any party to enforce any provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        10.5    Governing Law.    This Agreement shall be construed and governed by and according to the laws of the State of Minnesota.

        10.6    Severability.    If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

        10.7    Complete Agreement.    This Agreement constitutes the complete agreement among the parties with respect to the subject matter hereof. This Agreement amends, restates and supersedes the 12/31/00 Agreement in its entirety.

        10.8    Remedies.    The parties hereto will be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision hereof and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any of the parties may, in such party's sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

        10.9    Counterparts.    This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.

        10.10    Applicability of Agreement.    Executive's ability to purchase the Option Shares is subject to the limitations, terms and conditions of the Option Agreement. If and when Executive shall purchase any Executive Shares pursuant to the Option Agreement, such Executive Shares shall automatically become subject to this Agreement without any further action by the Company or Executive.

* * * * *

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

COMPANY:
GANDER MOUNTAIN COMPANY
By:	/s/ Ronald A. Erickson
Ronald A. Erickson, Chairman
EXECUTIVE:
/s/ Dennis M. Lindahl Dennis M. Lindahl

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  Exhibit 10.23
EXECUTIVE TRANSFER AND REPURCHASE AGREEMENT (Dennis M. Lindahl)
ARTICLE I PURCHASES BY THE COMPANY UPON EXECUTIVE'S DEATH, DISABILITY OR OTHER TERMINATION OF EMPLOYMENT
ARTICLE II PURCHASES BY THE COMPANY AFTER FIFTH ANNIVERSARY
ARTICLE III LEGAL INABILITY TO PURCHASE; LIMITATION ON COMPANY'S ABILITY TO PURCHASE
ARTICLE IV TRANSFER RESTRICTION; OPTIONAL PURCHASES BY THE COMPANY UPON TRANSFER BY LEGAL PROCESS OR BANKRUPTCY OF EXECUTIVE
ARTICLE V MANNER OF PURCHASE
ARTICLE VI TENDER
ARTICLE VII DEFINITIONS
ARTICLE VIII ENDORSEMENT AND CONSENT TO AGREEMENT
ARTICLE IX TERMINATION; PUBLIC OFFERING
ARTICLE X MISCELLANEOUS